UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2015

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

303 Wyman Street, Suite 300, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by BG Medicine, Inc. (the “Company”) on Form 8-K filed on September 15, 2015, the NASDAQ Stock Market (“Nasdaq”) notified the Company that it was suspending the trading of the Company’s common stock effective at the opening of business on September 16, 2015, which it did. Upon suspension of trading on Nasdaq, the Company’s common stock transitioned to the OTCQB tier of the over-the-counter (“OTC”) markets, where the common stock trades under the symbol “BGMD.” At the time of the suspension, Nasdaq further indicated that it would complete the formal delisting action by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”) after applicable appeal periods lapsed.

As anticipated, on November 23, 2015, Nasdaq issued a public notice that it would file the Form 25-NSE with the SEC on November 24, 2015 to complete the removal of the Company’s common stock from formal listing and registration on Nasdaq. The delisting becomes effective ten calendar days after the Form 25-NSE is filed by Nasdaq. The Company’s common stock was delisted from Nasdaq as a result of the Company’s failure to meet the continued listing standards set forth in Nasdaq Listing Rule 5550(b).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: November 23, 2015	/s/ Stephen P. Hall
Stephen P. Hall Executive Vice President & Chief Financial Officer